   As filed with the Securities and Exchange Commission on September 14, 2001
                                                    Registration No. ___________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              LSI LOGIC CORPORATION
               (Exact name of issuer as specified in its charter)

           DELAWARE                                   94-2712976
   (State of Incorporation)              (I.R.S. Employer Identification No.)

                             1551 McCarthy Boulevard
                           Milpitas, California 95035
                    (Address of Principal Executive Offices)

                              LSI LOGIC CORPORATION
                       1999 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the Plan)

                                 DAVID G. PURSEL
                         Vice President, General Counsel
                              LSI LOGIC CORPORATION
               1551 McCarthy Boulevard, Milpitas, California 95035
                                 (408) 433-8000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                 Proposed               Proposed Maximum
Title of Securities       Amount to be           Maximum Offering       Aggregate             Amount of
to be Registered          Registered             Price Per Unit*        Offering Price*       Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock              13,000,000 shares      $17.71                 $230,230,000          $57,558
=================================================================================================================

*Estimated in accordance with Rule 457(c) for the purpose of calculating the registration fee on the basis of $ 17.71 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange, Inc. on September 10, 2001.

================================================================================

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001 and July 1, 2001 filed pursuant to Section 13 of the Exchange Act;

         (c) The description of the Company's Amended and Restated Preferred Shares Rights Agreement contained in the Company's Registration Statement on Form 8-A-12G/A filed on December 8, 1998, pursuant to
         Section 12(g) of the Exchange Act;

         (d) The Company's Current Reports on Form 8-K dated January 24, 2001, March 8, 2001 April 4, 2001, April 25, 2001, May 21, 2001, June 5,
         2001, June 15, 2001, June 26, 2001, July 30, 2001, August 6, 2001 and
         on Form 8-K/A dated June 18, 2001 and July 20, 2001 pursuant to Section 13 of the Exchange Act; and

         (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 29, 1989, pursuant to Section 12(b) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Section 10 of the Certificate of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons, who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify such individuals and to advance expenses incurred in defending any action or proceeding to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number
--------------
 3.1     Restated Certificate of Incorporation.(1)
 4.1     Amended and Restated Preferred Shares Rights Agreement, dated November 20, 1998.(2)
 4.2     LSI Logic Corporation 1999 Nonstatutory Stock Option Plan.(3)
 5.1     Opinion of Counsel as to legality of securities being registered.
23.1     Consent of Independent Accountants.
23.2     Consent of Counsel (contained in Exhibit 5.1 hereto).
24.1     Power of Attorney (see page 6).

--------------------------------------------------------------------------------
(1) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-46436) filed on September 22, 2000
(2) Incorporated by reference to exhibits filed with the Company's Form 8-A12G/A filed on December 8, 1998
(3) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-90951) filed on November 15, 1999

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the By-Law provisions, Section 11 of the Certificate of Incorporation of the registrant and the indemnification agreements described above in Item 6, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, LSI Logic Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 14th day of September, 2001.

                                          LSI LOGIC CORPORATION

                                          By: /s/ Bryon Look
                                             ---------------------------------
                                             Bryon Look
                                             Executive Vice President, Finance
                                             and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilfred J. Corrigan and Bryon Look, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                           TITLE                                DATE
               ---------                           -----                                ----
/s/ Wilfred J. Corrigan         Chairman, Chief Executive Officer and Director    September 14, 2001
------------------------------  (Principal Executive Officer)
    Wilfred J. Corrigan

/s/ Bryon Look                  Executive Vice President, Finance and Chief       September 14, 2001
------------------------------  Financial Officer (Principal Financial Officer)
    Bryon Look

/s/ T.Z. Chu                    Director                                          September 14, 2001
------------------------------
    T.Z. Chu

/s/ Malcolm R. Currie           Director                                          September 14, 2001
------------------------------
    Malcolm R. Currie

/s/ James H. Keyes              Director                                          September 14, 2001
------------------------------
    James H. Keyes

/s/ R. Douglas Norby            Director                                          September 14, 2001
------------------------------
    R. Douglas Norby

/s/ Matthew J. O'Rourke         Director                                          September 14, 2001
------------------------------
    Matthew J. O'Rourke

/s/ Gregorio Reyes              Director                                          September 14, 2001
------------------------------
    Gregorio Reyes

/s/ Larry W. Sonsini            Director                                          September 14, 2001
------------------------------
    Larry W. Sonsini

                                  EXHIBIT INDEX

Exhibit
Number     Description
-------    -----------
 3.1       Restated Certificate of Incorporation.(1)
 4.1       Amended and Restated Preferred Shares Rights Agreement, dated November 20, 1998.(2)
 4.2       LSI Logic Corporation 1999 Nonstatutory Stock Option Plan.(3)
 5.1       Opinion of Counsel as to legality of securities being registered.
23.1       Consent of Independent Accountants.
23.2       Consent of Counsel (contained in Exhibit 5.1 hereto).
24.1       Power of Attorney (see page 6).

--------------------------------------------------------------------------------
(1) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-46436) filed on September 22, 2000
(2) Incorporated by reference to exhibits filed with the Company's Form 8-A12G/A filed on December 8, 1998
(3) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-90951) filed on November 15, 1999